THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Warrant No. ....

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

ORAGENICS, INC.

THIS CERTIFIES that, for value received, [ ] is entitled to purchase from Oragenics, Inc., a Florida corporation (the "Corporation"), subject to the terms and conditions hereof, [ ] shares (the "Warrant Shares") of common stock, $0.001 par value (the "Common Stock"). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the "Warrant" and the holder of this Warrant is referred to as the "Holder." The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire and no longer be exercisable at 5:00 p.m. Eastern Standard Time (EST) on [Four years from the closing at which issued] (the "Termination Date") provided however, that in the event the Corporation's Common Stock trades on the American Stock Exchange at or above $4.75 per share for a period of fifteen (15) consecutive days during the term of this Warrant the corporation may accelerate the expiration date of this Warrant upon written notice to the Holder, giving the Holder thirty (30) days to exercise this warrant after which thirty-day period this Warrant shall expire and no longer be exercisable.

1. Exercise of Warrants.

(a) The Holder may, at any time prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price per share equal to $3.50 per share, subject to adjustment as provided herein (the "Warrant Price"), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

(b) If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Common Stock underlying this Warrant by the Holder, this Warrant may also be exercised at such time by means of a "cashless exercise" in which, at any time prior to the Termination Date, the Holder of this Warrant may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into Warrant Shares by surrendering this Warrant at the principal office of the Corporation, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, within five (5) days of the date the Notice of

Exchange is received by the Corporation (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Closing Bid Price (as hereinafter defined) on the trading day preceding the date on which the Company receives the Exercise Documentation,
(B) = the exercise price of this Warrant, as adjusted; and
(X) = the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3. No Shareholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

4. Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another corporation when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Warrant Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

(b) Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

(4) Issuances of Additional Shares of Stock. If at any time prior to the exercise of this Warrant, the Corporation shall issue, or be deemed to have issued, Additional Shares of Common Stock (as hereinafter defined) without consideration or for a consideration per share less than $2.75 per share (subject to adjustment) (the "Dilutive Price") in effect immediately prior to such issuance or sale, then forthwith upon the occurrence of any such event (the "Dilutive Event") the Exercise Price shall be adjusted on a weighted average basis pursuant to the formula set forth in the attached Exhibit "A."

As used herein, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed to be issued (pursuant to the following sentence) by the Corporation after the date hereof, but shall not include (i) options granted or shares issued pursuant to the Corporation's stock option plan, (ii) any shares issued pursuant to options and warrants outstanding as of October 29, 2004 provided that the exercise price of such options or warrants shall not have been amended after the date of the Memorandum and (iii)options, warrants or shares of either Common Stock or Preferred Stock (or combination thereof) to be issued by the Company's Board of Directors in good faith in connection with any non-financial strategic alliance or acquisition. If the Corporation issues any Options or Convertible Securities (as hereinafter defined), the maximum number of shares of Common Stock issuable thereunder, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, if the consideration per share of such Additional Shares of Common Stock (as hereinafter determined) is less than $2.75, until such time as such Options or Convertible Securities shall terminate or be exercised or converted into Common Stock, upon which time the number of shares of Common Stock actually thereupon issued shall be deemed to be Additional Shares of Common Stock. As used herein, (i) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities and (ii) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

7. Redemption. The Corporation shall have the right, upon 30 days' written notice to the Holder ("Redemption Notice"), to redeem all or any portion of this Warrant at a price equal to $.01 per Warrant Share, provided that (i) the Warrant Shares have been registered for resale pursuant to the Securities Act, and have been freely tradable without restriction or legend for at least the 30-day period preceding such notice and will continue to be freely tradeable for at least 30 days following such redemption date and (ii) the Closing Bid Price (as hereinafter defined) for the Common Stock has been at least $4.75 (subject to adjustment to reflect forward or reverse stock splits, stock dividends, recapitalizations and the like) for the 15-trading day period immediately preceding the date of the Redemption Notice from the Corporation to the Holder. As used herein, "Closing Bid Price", shall mean the closing bid price of the Common Stock as reported by the American Stock Exchange on the date in question (based on a trading day from 9:30 a.m. EST to 4:02 p.m. EST (and, if no closing bid price is reported, the closing price as so reported, and if neither the closing bid price nor the closing price is so reported, the last reported price of the Common Stock as determined by an independent evaluator mutually agreed to by the Holder and the Corporation).

8. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, this _____ day of ____________________, 2004.

ORAGENICS, INC.

By: ______________________________
Name:
Title:

WARRANT EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrant

To: Oragenics, Inc.
12085 Research Drive
Alachua, Florida 32615
Attn: Paul Hassie, Principal Financial Officer

Dated: ______________________

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase *(check applicable box)*:

☐ ____________ shares of the Common Stock of Oragenics, Inc. covered by such Warrant; or

☐ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b) (if applicable).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (*check applicable box or boxes*):

☐ $__________ in lawful money of the United States; and/or

☐ if the provisions of subsection 1(b) of this Warrant are in effect, the cancellation of such portion of the attached Warrant as is exercisable for a total of ________ Warrant Shares (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

☐ if the provisions of subsection 1(b) of this Warrant are in effect, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

The undersigned hereby requests that certificates for the Warrant Shares purchased hereby be issued in the name of:

____

____
(please print or type name and address)

____
(please insert social security or other identifying number)

and be delivered as follows:

____

____
(please print or type name and address)

____
(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

____
Signature of Holder

SIGNATURE GUARANTEE:

____

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____ whose address is

____

____

Dated: ______________, ______

Holder's Signature: ____________________

Holder's Address: ____________________

____

Signature Guaranteed: ____________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust Corporation. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT "A"

WEIGHTED AVERAGE ADJUSTMENT FORMULA

$$NEP = OEP \times \frac{OB + X}{OA}$$

where

NEP = the New Exercise Price

OEP = the existing Exercise Price immediately before the new Issue ("Old Exercise Price")

OB = the total outstanding shares of Common Stock immediately before The new issue

X = number of shares issuable at the Old Exercise Price (applicable to the Warrant Shares as to which the calculation is being made) for the total Consideration to be received for the new issue

OA = the total outstanding shares of Common Stock immediately after the new issue

For purposes of example to illustrate the operation of this anti-dilution formula on Warrant Shares with a hypothetical Exercise Price of $2.00, the following example assumes a subsequent issuance by the Company of an additional 1,000,000 shares of Preferred Stock at a price of $1.00 per share assuming that there are 2,000,000 shares of common stock outstanding.

$$NEP = \$2.00 \times \frac{(2,000,000 + 500,000}{3,000,000} = \$2.00 \times \frac{2,500,000}{3,000,000} = \$1.66$$

New Exercise Price of Warrants = $1.66